EXHIBIT 4.4
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THE  WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH WARRANTS, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                                     FORM OF
                          COMMON STOCK PURCHASE WARRANT
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            For the Purchase of up to 000,000 Shares of Common Stock,
                                $.0001 Par Value
                                       of
                       GLOBAL SPORTS & ENTERTAINMENT, INC.
                            (a Delaware Corporation)

          THIS CERTIFIES THAT, for value received, xxxxxxxxxxxxxxxxxxx (the "HOLDERS"), as registered owner of this Warrant, is entitled to at any time or from time to time before 5:00 p.m., Nevada time, on August 31, 2004 (the "EXPIRATION TIME") but not thereafter, to subscribe for, purchase and receive up to 000,000 fully paid and nonassessable shares of the $.0001 par value common stock (the "COMMON STOCK"), of GLOBAL SPORTS & ENTERTAINMENT, INC., a Delaware corporation (the "COMPANY"). The exercise price for such number of shares will be $1.25 per share. The number of shares of Common Stock deliverable hereunder, and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable hereunder, as adjusted from time to time, are hereinafter sometimes referred to as "WARRANT STOCK." The exercise price of a share of Warrant Stock in effect at any time, and as adjusted from time to time, is hereinafter sometimes referred to as the "EXERCISE PRICE."

     This Warrant is part of a Unit issued by the Company pursuant to a Subscription Agreement between the Holder and the Company in connection with its Confidential Private Placement Memorandum, dated April 19, 2002.

1.     Exercise  of  Warrant.  This Warrant may be exercised in whole or part at
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any  time and from time to time prior to the Expiration Time by presentation and surrender of this Warrant and payment by cashier's check of the Exercise Price for such shares of Warrant Stock to the Company at the principal office of the Company. If the subscription rights represented hereby are not exercised at or before the Expiration Time, this Warrant will become and be void without further force or effect, and all rights represented hereby will cease and expire.
This Warrant may be exercised in accordance with its terms in whole or in part (payment of a portion of the Exercise Price will proportionately reduce the number of shares to be issued to the Holder). In the event of the exercise in part only, the Company will cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Warrant Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

2.     Right  of Repurchase.  The Company may redeem some or all of this Warrant
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at  a  call  price  of  $.01  per Warrant upon 30 days written notice if (i) the
Common Stock is listed for trading on any U.S. exchange, (ii) the last sale price of the Common Stock on any U.S. exchange has equaled or exceeded $4.00 (as adjusted from stock splits, combinations and similar recapitalizations) for 20 consecutive trading days, and (iii) the shares of Common Stock underlying the Warrants are available for immediate resale under Rule 144 under the Securities Act or the Company has filed and achieved effectiveness of a registration statement with the United Stated Securities and Exchange Commission for purposes of registering the resale of the shares of Common Stock underlying the Warrant.

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3.     Rights  of  the  Holder.  Holder  will not be entitled to vote or receive
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dividends or be deemed the holder of Common Stock or any other securities of the
Company that may at any time be issuable on the exercise hereof for any purpose, nor will anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matters submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Stock issuable upon the exercise hereof has become deliverable as provided herein.

4.     Adjustments  to  Exercise  Price  and  Number  of  Shares.
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(a)     Adjustment  for  Reclassifications.  If at any time or from time to time
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after  the  issue  date  the  holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) have received, or, on or after the record date fixed for the determination of eligible stockholders, have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock-split, spinoff, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary's capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, will be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price will be adjusted proportionately.

(b)     Adjustment  for  Reorganization, Consolidation, Merger.  In the event of
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any  reorganization  of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) consolidates or merges with another corporation (including any merger in which the Company is the survivor) or conveys all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, will be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant will be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

5.     Transfer  to  Comply  with  the  Securities  Act  of  1933.
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(a)     This  Warrant  and  the  Warrant  Stock  or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this
Section  5  with  respect to any resale or other disposition of such securities.


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(b)     The  Company  may  cause  the  following  legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

6.     Registration Rights.  The Holder is entitled to "piggy-back" registration
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     rights with respect to the shares of Common Stock issuable upon exercise of this Warrant as provided in the Subscription Agreement between the Holder and the Company relating to the purchase of the Unit of this which Warrant is a part.

7.     Reservation  of  Common  Stock,  Etc.  There  will  be  reserved, and the
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Company  will  at  all  times  keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of this Warrant.

8.     Converted Warrant. At its option, the Holder may request pursuant to this
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Section  8  that  the  Company exchange the Warrant or any portion thereof for a particular number of Warrant Shares by delivering to the Holder, without payment by the Holder of the exercise price per share of any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the number of Warrant Shares with respect to which the Warrant is being exercised (the "CONVERTED WARRANT SHARES") by the Fair Market Value (as determined (i) by reference to the average of the last sales price, or bid price if there was no sale, for the 20 most recent trading days if the Common Stock is publicly traded or (ii) by the Board of Directors acting in good faith if the Common Stock is not publicly traded) of a single share of Common Stock, determined in each case as of the close of business on the date of exercise of the Warrant. The "Net Value" of the Converted Warrant Shares will be determined by subtracting the aggregate exercise price (per share) of the Converted Warrant Shares from the aggregate Fair Market Value of the Converted Warrant Shares. All other provisions of the Warrants will apply to any such exchange of the Warrants pursuant to the terms of this Section 8.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this day of _____________, 2002.

                                             GLOBAL SPORTS & ENTERTAINMENT, INC.

                                               ____________________________
                                             By:  Douglas  R.  Miller,  its
                                                  President